UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material under Rule 14a-12

AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Autodesk employees,

—REMINDER—

The online voting period ends tomorrow, Wednesday the 6th, so please be sure to vote ASAP.

If you owned Autodesk shares (not options) on April 10, 2012, you should have received materials as part of the mailing for our upcoming Autodesk annual stockholder meeting to be held on Thursday, June 7, 2012. Those materials will instruct you on how to submit your vote. A copy of the stockholder materials can also be viewed here: Autodesk Definitive Proxy Statement

We encourage you to review this material. It’s important to Autodesk that we get stockholder approval for all of our proposals. Our Board of Directors unanimously recommends that you cast your vote “FOR” the proposals. Every share counts.

Regardless of whether you own shares or not, you may review Autodesk’s 2012 Annual Report at http://www.autodesk.com/investors.

If you have any questions, please call the Autodesk Investor Line at 415-507-6705.

David Gennarelli